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                                                                 Exhibit 4.1


                                ALBERTSON'S, INC.

                        OFFICERS' CERTIFICATE PURSUANT TO
                          SECTION 301 OF THE INDENTURE

                                  June 3, 1996

         A. Craig Olson and Kaye L. O'Riordan do hereby certify that we are the duly appointed Senior Vice President, Finance and Chief Financial Officer and Corporate Secretary, respectively, of Albertson's, Inc., a Delaware corporation (the "Company"). We further certify, pursuant to resolutions of the Board of Directors of the Company adopted on March 4, 1996 and May 24, 1996 (copies of which are attached hereto as Exhibit I ), that pursuant to Section 301 of the Indenture, dated as of May 1, 1992 (the "Indenture"), between the Company and First Trust of New York, N.A., as trustee and successor in interest to the corporate trust business of Morgan Guaranty Trust Company of New York (the "Trustee"), a series of debt securities of the Company is hereby established with the following terms and provisions:

         1. The title of such series of debt securities shall be the "Medium Term Notes, Series B" (the "Notes").

         2. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture is unlimited; provided, however, that only $300,000,000 aggregate principal amount is being authorized at this time (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture, and except for any Notes which, pursuant to Section 303 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).

         3. The Notes may be issued in whole or in part in the form of one or more Global Securities ("Book-Entry Notes") registered in the name of a nominee of The Depository Trust Company, a New York corporation (including any successor in such capacity, the "Depositary") or in registered definitive form, without coupons ("Certificated Notes"), as designated by any one of the following officers of the Company: the Chairman of the Board, the President, any Executive Vice President, the Chief Financial Officer of the Company (collectively, the "Executive Officers") or such other persons as any Executive Officer may designate in writing with written notice thereof to the Trustee (together with the Executive Officers, the "Authorized Officers"). The circumstances pursuant to which a Book-Entry Note may be transferred to, and registered and exchanged for Notes registered in the name of, a Person other than the Depositary or a nominee of the Depositary are set forth in Section 305 of the Indenture.

         4. The Stated Maturity of the Notes on which the principal thereof is due and payable shall range 9 months or more from the date of issue.

         5. The principal amount, interest rate, Stated Maturity, Interest Rate Basis, Maximum Rate, Minimum Rate, Spread, Spread Multiplier, Calculation Date, Initial Interest Rate, Interest Payment Dates, Regular Record Dates, Index Maturity, Interest Determination Dates, Interest Reset Dates, Redemption Prices, Redemption Dates, Optional Repayment Date(s) of any Note, in each case, if applicable, and any other terms applicable to such Note, shall be determined by an Authorized Officer.

         6. The principal of the Notes shall bear interest, if any, at the rates (whether fixed or floating) to be determined from time to time by an Authorized Officer as provided above from the respective issue dates of the Notes or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable (unless provided otherwise by an Authorized Officer) on,
(a) in the case of Notes with a fixed interest rate, June
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1 and December 1 of each year to Holders registered as such at the close of business on the first May 15 or November 15, as the case may be, next preceding such Interest Payment Date and (b) in the case of Notes with a floating interest rate, on the Interest Payment Date determined as provided in paragraph 5 hereof to the Holders thereof registered as such 15 calendar days before such Interest Payment Date, and if a Note matures on a date that is not an interest Payment Date, interest will be paid at Maturity to the Person to whom the principal is payable. The first interest payment on a Note purchased between a Regular Record Date and an Interest Payment Date shall be payable on the Interest Payment Date after the next succeeding Regular Record Date to the registered owner on such Regular Record Date. Unless otherwise designated by an Authorized Officer, interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

         7. Principal of, premium, if any, and interest, if any, on a Book-Entry Note shall be paid in immediately available funds to the Depositary or a nominee of the Depositary. Principal of, premium, if any, and interest, if any, on a Certificated Note at Maturity shall be paid in immediately available funds to the Holder upon surrender of the Certificated Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place or places as may be designated pursuant to the Indenture, provided that such Certificated Note is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest on a Certificated Note other than at Maturity shall be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular Record Date or by wire transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular Record Date. Each payment of principal, premium, if any, and interest, if any, shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Subject to such limitations as may be set forth in the Indenture, the Book-Entry Notes or the certificates evidencing the Certificated Notes, transfers of the Notes shall be registrable on the Securities Register upon the surrender of the Notes for registration transfer at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York or such other place or places as may be designated pursuant to the Indenture.

         8. The Notes may be redeemed at the option of the Company on any Redemption Date if so designated by an Authorized Officer.

         If so designated by an Authorized Officer, the Notes may be redeemed at the option of the Company, as a whole or from time to time in part, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at his address as it appears in the Securities Register, on any date prior to their Stated Maturity at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date), plus a Make-Whole Premium, if any.

         The amount of the "Make-Whole Premium" in respect of the principal amount of any Note to be redeemed will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of such Note, of (A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption Date) on such Note that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and (B) the payment of such principal amount that, but for such redemption, would have been payable on the Stated Maturity of the Notes over (ii) the amount of such principal to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.

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         The "Treasury Yield" in respect of any Note to be redeemed shall be determined as of the date on which notice of redemption of such Note is sent to the Holder thereof by reference to the most recent Federal Reserve Statistical Release H. 15 (519) (or successor publication) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of the Wall Street Journal (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if the Wall Street Journal (Eastern Edition) is no longer published or no longer contains such data, to any publicly ,available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the Remaining Life of the Notes and, if applicable, converted to a bond equivalent yield basis as described below. The "Remaining Life of the Notes" shall equal the number of years from the Redemption Date to the Stated Maturity of the Notes; provided that if the Remaining Life of the Notes being redeemed is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of the Notes shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation (computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of the Notes and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of the Notes, except that if the Remaining Life of the Notes is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

         9. The Notes may be subject to repayment by the Company at the option of the Holders on one or more Optional Repayment Date(s) if so designated by an Authorized Officer. If so designated by an Authorized Officer, the Notes may be subject to repayment at the option of the Holders on any Optional Repayment Date, in whole or from time to time in part in increments of $1,000 or such minimum denomination specified by such Authorized Officer (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), not more than 60 nor less than 30 days prior to the date of repayment on any date prior to their Stated Maturity at a repayment price equal to 100% of the principal amount thereof plus accrued interest to the date of repayment.

         10. In the case of a Fixed Rate Note, in any case in which an Interest Payment Date, Redemption Date, Optional Repayment Date or the Stated Maturity of any Fixed Rate Note shall not be a Market Day, then the payment of interest or principal need not be made on such date, but may be made on the next succeeding Market Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Optional Repayment Date or at the Stated Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Optional Repayment Date or Stated Maturity, as the case may be. In the case of a Floating Rate Note, in any case in which (i) an Interest Payment Date (other than at Stated Maturity, Redemption Date or Optional Repayment Date) of any Floating Rate Note shall not be a Market Day, then the Interest Payment Date will be the next succeeding Market Day (with interest accruing to but excluding such next succeeding Market Day) (or, in the case of a Floating Rate Note that is a LIBOR Note, if such day falls in the next calendar month the immediately preceding Market Day (with interest accruing to but excluding such immediately preceding Market Day)) and (ii) the Stated Maturity, Redemption Date or Optional Repayment Date of any Floating Rate Note shall not be a Market Day, the required payment of principal, premium, if any, and interest shall be on the next succeeding Market Day as if made on the date such payment was due, and no interest

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will accrue on such payment for the period from and after the Stated Maturity,
Redemption Date or Optional Repayment Date, as the case may be, to the date of such payment on the next succeeding Market Day.

         11. The Company has no obligation to redeem or purchase the Notes pursuant to a sinking fund or analogous provision or at the option of any Holder thereof.

         12. Certificated Notes shall be issuable in registered form without coupons in denominations of $1,000 and any amount in excess thereof that is an integral multiple of $1,000, if so designated by an Authorized Officer.

         13. The Notes may be listed for trading on any national securities exchange if so designated by an Authorized Officer.

         14. The covenants set forth in Sections 1008 and 1009 of the Indenture shall apply to the Notes.

         15. The defeasance and covenant defeasance provisions set forth in Article Thirteen of the Indenture shall apply to the Notes.

         16. Notwithstanding any of the foregoing, the Notes shall have any terms, including terms conflicting with the above terms, that are designated by an Authorized Officer provided that such terms are not inconsistent with the provisions of the Indenture.

         17. The initial Paying Agent and Registrar for the Notes shall be First Trust of New York, N.A. and the Security Register for the Notes shall be initially maintained at its Corporate Trust Office in the Borough of Manhattan, The City of New York.

         18. The initial Calculation Agent for the Notes shall be First Trust of New York, N.A. Before any Floating Rate Notes are issued, the Company and the Calculation Agent shall enter into a Calculation Agency Agreement with respect thereto. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

         19. Any determination by an Authorized Officer of the terms of any Note shall be communicated to the Trustee in accordance with the Company Order of even date herewith relating to the Notes.

         In rendering this Officers' Certificate, each of undersigned has read the Indenture, including Sections 102, 201, 301 and 303 thereof, and has made such examinations and investigations which, in his or her opinion, are necessary to enable such person to express an informed opinion as to whether all covenants and conditions required under the Indenture to be complied with or satisfied in connection with the Trustee's authentication and delivery of the Notes have been complied with or satisfied, and, in such person's opinion, all such covenants and conditions have been complied with and satisfied (or will be complied with and satisfied upon determination of the terms thereof and conveyance of instructions with respect thereto to the Trustee in accordance with the Company Order of even date hereof relating to the Notes).

         Attached hereto as Exhibit II and Exhibit III, respectively, are the forms of Fixed Rate Book-Entry Note and Floating Rate Book-Entry Note. We further approve all of the terms and conditions set forth on or referred in the attached forms of Fixed Rate Book-Entry Note and Floating Rate Book-Entry Note. In the event that Certificated Notes are issued in exchange for or in addition to the Fixed Rate Book-Entry Notes or the Floating

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Rate Book-Entry Notes, or both, the forms of certificates evidencing the
Certificated Notes shall be in substantially the forms of the attached Fixed Rate Book-Entry Note and Floating Rate Book-Entry Note, with such grammatical and other changes as are necessary to evidence the Notes in definitive form rather than as Global Securities.

         Capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to them in the Indenture. Capitalized terms used in paragraphs 5 and 9 above that are not otherwise defined herein or in the Indenture shall have the meanings assigned to them in the form of Fixed Rate Book-Entry Note or Floating Rate Book-Entry Note, as the case may be, attached hereto as Exhibits II and III, respectively.

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         IN WITNESS WHEREOF, the undersigned have executed this certificate as of the date first written above.


                                       ALBERTSON'S, INC.



                                       By:_____________________________________
                                          A. Craig Olson
                                          Senior Vice President, Finance and
                                          Chief Financial Officer



                                       By:_____________________________________
                                          Kaye L. O'Riordan
                                          Corporate Secretary